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                                                                   EXHIBIT 10.62



                    AMENDMENT TO THE 1995 STOCK OPTION PLAN


     The 1995 Stock Option Plan (the "Plan") of Texas Biotechnology Corporation (the "Company") is hereby amended as follows effective March 4, 1997.

1. The second paragraph of Section 3 is amended to read as follows in its entirety:

     The Committee may grant Options, shares of Restricted Stock and Stock Bonuses under the Plan with respect to a number of shares of Common Stock that in the aggregate does not exceed 2,000,000 shares. The Company will during the term of this Plan, reserve and keep available for issuance a sufficient number of shares of Common Stock to satisfy the requirements of the Plan.